COMPANY CONTACT:         FOR IMMEDIATE RELEASE
Jeff Magids
Director of Finance & Investor Relations
(281) 874-2700, (888) 991-SBOW

SilverBow Resources Appoints Two New Independent Directors

Houston, TX – January 9, 2023 – SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or “the Company”) announced today the appointments of Jennifer M. Grigsby and Kathleen McAllister to the SilverBow Board of Directors (the “Board”) effective immediately. Ms. Grigsby and Ms. McAllister join the Board as independent directors following a comprehensive search process, conducted with the assistance of a nationally recognized search firm, to complement the Board's existing credentials and qualifications.
Ms. Grigsby, a seasoned executive with experience in accounting, risk management, corporate governance and finance, primarily in the oil and gas exploration and production industry, served as the Secretary of Economic Administration for the State of Oklahoma, from March 2021 through November 2022. Prior to this role, Ms. Grigsby served as Executive Vice President and Chief Financial Officer of Ascent Resources, LLC from 2015 until 2020 and in various roles at Chesapeake Energy Corporation. She also currently serves as an independent director for CrossFirst Bankshares, Inc., Cetarus Ltd. and CompSource Mutual Insurance Company.
Ms. McAllister is an experienced public company executive and director with operational and financial expertise at companies in the energy value chain. She most recently served as President, Chief Executive Officer and Chief Financial Officer of Transocean Partners LLC from 2014 through the merger of Transocean Partners LLC with Transocean Ltd. in 2016. She also currently serves as an independent director for The Metals Company, Black Hills Corporation and Höegh LNG Partners LP.
Marcus C. Rowland, Independent Chairman of the Board, commented, “We are delighted to have Jennifer and Kathleen, two proven leaders and experienced directors in the oil and gas industry, join the Board. Each has a long history of enhancing the performance of major public companies as directors and executives. Their insight, knowledge and dedication will be valuable to SilverBow’s future growth and successful development.”
Michael Duginski, Chair of the Board’s Nominating and Strategy Committee, commented, “We undertook an extensive process of identifying, vetting, and evaluating director candidates. Jennifer’s and Kathleen’s track records of board leadership, along with managing organizations to achieve successful outcomes, will serve SilverBow and its stakeholders well in the years to come."

In connection with these appointments, the Board increased its size from seven to nine directors, eight of whom are independent directors. Collectively, the directors have broad operational and financial experience in the oil and gas industry, including health, safety and environmental affairs, regulatory affairs, environmental stewardship, risk management, capital markets, mergers and acquisitions, commodity hedging and accounting.
ABOUT JENNIFER GRIGSBY
Ms. Grigsby has over 30 years of progressive senior management experience in accounting, treasury, risk management, corporate governance, and corporate finance, primarily in the oil and gas exploration and production industry. Most recently, Ms. Grigsby served as Secretary of Economic Administration for the State of Oklahoma, from March 2021 through November 2022. In this role, Ms. Grigsby oversaw more than 20 state agencies including the Oklahoma Employment Security Commission, the Office of the State Treasurer, the Oklahoma Tax Commission, the Lottery Commission and the State’s Pension and Retirement Systems. Prior to this role, Ms. Grigsby served as Executive Vice President and Chief Financial Officer of Ascent Resources, LLC, an oil and gas exploration and production company located in Oklahoma City, Oklahoma, from 2015 until 2020. Ms. Grigsby previously served as CFO of American Energy – Woodford, LLC and CEO and CFO of American Energy Minerals, LLC from February 2015 to July 2015. Prior to her roles at American Energy, Ms. Grigsby spent almost 19 years with Chesapeake Energy Corporation (NYSE: CHK) and served in various executive roles, including Senior Vice President, Treasurer and Corporate Secretary and Senior Vice President – Corporate and Strategic Planning. Ms. Grigsby is also a principal and co-founder of Amethyst Investments, LLC, a passive financial investment company in Oklahoma City, Oklahoma. Ms. Grigsby currently serves on the board of directors and audit committee of each of CrossFirst Bankshares, Inc. (NASDAQ: CFB) as well as Cetarus Ltd. and on the board of directors and investment committee of CompSource Mutual Insurance Company. Ms. Grigsby serves as immediate past chair of the board of directors of the YMCA of Greater Oklahoma City and on the board of directors of the Oklahoma Hall of Fame and the United Way of Central Oklahoma. Ms. Grigsby holds a BS degree in Accounting from Oklahoma State University and an MBA from Oklahoma City University. Ms. Grigsby is a Certified Public Accountant and Chartered Global Management Accountant and is a member of the Oklahoma Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Ms. Grigsby is also National Association of Corporate Directors (NACD) Directorship CertifiedTM.
ABOUT KATHLEEN MCALLISTER
Ms. McAllister is a seasoned public company executive and director who has held diverse leadership roles in global, capital-intensive companies in the energy value chain. Most recently, Ms. McAllister served as President, Chief Executive Officer, and Director of Transocean Partners LLC (NYSE: RIGP) from 2014 to 2016 and as Chief Financial Officer in 2016. From 2011 to 2014, Ms. McAllister served as Vice President and Treasurer of Transocean Ltd. (NYSE and SIX: RIG) and led the initial public offering of Transocean Partners in 2014 after holding roles of increasing responsibility in corporate and operations, finance, treasury, accounting and tax with Transocean Ltd. Ms. McAllister began her career at Deloitte & Touche LLP and served in various finance, treasury, accounting and tax roles at Baker Hughes Company (NASDAQ: BKR), Helix Energy Solutions Group, Inc. (NYSE: HLX) and Veritas DGC Inc. (NYSE and TSX: VTS) prior to joining Transocean. Ms. McAllister currently serves as an independent director and audit committee chair for The Metals Company (NASDAQ: TMC), an independent director and audit committee member of Black Hills Corporation (NYSE: BKH), and an independent director, audit committee member and conflicts committee member of Höegh LNG Partners LP. (private, formerly NYSE: HMLP). Ms. McAllister serves on the National Association of Corporate Directors (NACD) Texas TriCities Chapter Board, for the University of Houston-Clear Lake College of Business Dean’s Advisory Council and on the Board of Aid to Victims of Domestic Abuse. Ms. McAllister holds a BS degree in Accounting from the University of Houston-Clear Lake.
ABOUT SILVERBOW RESOURCES, INC.
SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com. Information on the Company’s website is not part of this release.
FORWARD-LOOKING STATEMENTS
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management's expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, risks and uncertainties discussed in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements speak only as of the date of this news release. You should not place undue reliance on these forward-looking statements.
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